Exhibit 1

SIGNATURE

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: May 16, 2017.

DAGMAR DOLBY			MARITAL TRUST UNDER THE DOLBY FAMILY TRUST INSTRUMENT DATED MAY 7, 1999

By:	*		By:	*
	Dagmar Dolby			Name:	Dagmar Dolby
				Title:	Trustee

THOMAS E. DOLBY			DAGMAR DOLBY TRUST UNDER THE DOLBY FAMILY TRUST INSTRUMENT DATED MAY 7, 1999

By:	*		By:	*
	Thomas E. Dolby			Name:	Dagmar Dolby
				Title:	Trustee

DAVID E. DOLBY			RAY DOLBY 2002 TRUST A DATED APRIL 19, 2002

By:	*		By:	*
	David E. Dolby			Name:	Dagmar Dolby
				Title:	Trustee

DAGMAR DOLBY 2016 TRUST BB DATED MARCH 23, 2016			RAY DOLBY 2002 TRUST B DATED APRIL 19, 2002

By:	*		By:	*
	Name:	Dagmar Dolby		Name:	Dagmar Dolby
	Title:	Trustee		Title:	Trustee

DOLBY HOLDINGS II LLC

By:	*
	Name:	Dagmar Dolby
	Title:	Manager

			*By:	/s/ Patrick McCabe
Patrick McCabe, on behalf of Shartsis Friese LLP,
as Attorney-in-Fact